UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2009

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In connection with the previously disclosed promotion of William B. Noon to Vice President and Chief Financial Officer of eLoyalty Corporation (“eLoyalty” or the “Company”) on February 12, 2009, the Board of Directors determined the compensation arrangements for Mr. Noon in his new position. Mr. Noon’s new base salary will be an annual rate of $190,000, effective April 1, 2009. In addition, Mr. Noon will receive a bonus of $60,000, in consideration of his 2008 performance. Mr. Noon’s right to retain the bonus vests pro rata on a monthly basis over the two-year period after the bonus is paid. Therefore, if Mr. Noon’s employment with the Company terminates within that two-year period, whether by the Company for Cause or by Noon for any reason other than his death or Disability, Noon must reimburse the Company in the amount of the unvested portion of the bonus. Noon also received a restricted stock grant issued under the provisions of the eLoyalty Corporation 1999 Stock Incentive Plan. Mr. Noon received an award of 20,000 shares of time-vesting restricted stock. The restricted shares will vest 25% beginning February 28, 2010 and then in 12 equal quarterly installments equal to 6.25%, beginning May 31, 2010. The shares will be fully vested February 28, 2013, contingent upon the continued employment of Mr. Noon.

(d) On March 2, 2009, the Board of Directors of eLoyalty Corporation resolved to increase the size of the Company’s Board of Directors from six to seven members, and appointed David B. Mullen to fill the resulting vacancy. Mr. Mullen will receive standard compensation in connection with his appointment to the Board of Directors, including options to purchase 50,000 shares of common stock under the Company’s 1999 Stock Incentive Plan.

A copy of the Company’s press release announcing Mr. Mullen’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e) In connection with the previously disclosed termination of Chris Min’s employment with the Company effective February 12, 2009, the Company and Mr. Min entered into a Severance Agreement and General Release, dated as of February 27, 2009 (the “Severance Agreement”). Under the terms of the Severance Agreement, Mr. Min will receive severance pay of $250,000 and the accelerated vesting of 55,000 shares of previously unvested eLoyalty common stock, subject to standard tax withholding. A copy of the Severance Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a), (b), and (c) not applicable

(d) Exhibits:

10.1 Severance Agreement, dated as of February 27, 2009, between Chris Min and eLoyalty Corporation.

99.1 Press Release, dated March 4, 2009, announcing the appointment of David Mullen to eLoyalty’s current Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: March 5, 2009	By:	/s/ WILLIAM B. NOON
William B. Noon
Vice President and Chief Financial Officer